Exhibit 99.3

HURON CONSULTING GROUP INC.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial information reflects the estimated effect of the acquisition of Wellspring Partners LTD (“Wellspring”) by Huron Consulting Group Inc. (the “Company”).

The unaudited pro forma consolidated balance sheet as of December 31, 2006 combines the respective balance sheets of the Company and Wellspring as if the acquisition was consummated as of the balance sheet date. The unaudited pro forma consolidated statement of income for the year ended December 31, 2006 combine the respective statements of income of the Company and Wellspring as if the acquisition was consummated at the beginning of the period presented.

The unaudited pro forma balance sheet and consolidated statement of income are based on the purchase method of accounting and the pro forma adjustments as described in the accompanying notes. Such pro forma adjustments give effect to transactions that are directly attributable to the acquisition and are factually supportable.

Pursuant to the stock purchase agreement, additional purchase consideration is payable in cash to the sellers of Wellspring if specific performance targets are met over the next five years. The amount of additional purchase consideration that may become payable is not determinable at this time and therefore, the pro forma statements do not reflect the potential impact of such contingent payments.

The allocation of the purchase price is preliminary and is subject to refinement pending the completion of a valuation of the intangible assets acquired.

The unaudited pro forma financial information should be read in conjunction with Wellspring’s audited financial statements and notes thereto for the years ended December 31, 2006, 2005 and 2004, which are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K/A, as well as the Company’s consolidated financial statements and notes thereto for the years ended December 31, 2006, 2005 and 2004 included in the Company’s Annual Report on Form 10-K.

The unaudited pro forma consolidated financial information is not necessarily indicative of what actually would have occurred if the acquisition had been effective for the periods presented and should not be taken as representative of our future consolidated results of operations or financial position.

Huron Consulting Group Inc.

Unaudited Pro Forma Consolidated Balance Sheet

As of December 31, 2006

(In thousands)

	Wellspring (a)	Reclassifications (b)	Wellspring Reclassified (c)	Huron (d)	Pro-Forma Adjustments (e)	Note (e)	Pro Forma Consolidated
Assets
Current assets:
Cash and cash equivalents	$567	$—	$567	$16,572	$(9,700)	1	$7,439
Receivables from clients, net	3,382	—	3,382	41,848	—		45,230
Unbilled services, net	—	—	—	22,627	—		22,627
Notes receivable—stockholders	2,220	—	2,220	—	(2,220)	3	—
Prepaid and other assets	526	(526)	—	—	—		—
Prepaid retirement benefits	520	(520)	—	—	—		—
Income tax receivable	—	—	—	3,637	—		3,637
Deferred income taxes	3	—	3	15,290	—		15,293
Other current assets	—	1,046	1,046	6,435	—		7,481

Total current assets	7,218	—	7,218	106,409	(11,920)		101,707
Property and equipment, net	1,064	—	1,064	27,742	—		28,806
Deferred income taxes	—	—	—	5,433	—		5,433
Deposits and other assets	—	—	—	2,294	—		2,294
Intangible assets, net	160	—	160	4,238	13,000	2	17,238
					(160)	3
Goodwill	1,488	—	1,488	53,328	50,636	2	103,964
					(1,488)	3

Total assets	$9,930	$—	$9,930	$199,444	$50,068		$259,442

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,432	$—	$3,432	$2,684	$(2,220)	3	$3,896
Accrued expenses	680	—	680	12,712	3	1	13,395
Accrued payroll and related benefits	—	—	—	41,649	—		41,649
Deferred revenues	2,590	—	2,590	4,035	—		6,625
Current portion of bank borrowings	—	—	—	8,000	—		8,000
Current portion of notes payable and capital lease obligations	1,536	—	1,536	1,282	(1,536)	3	1,282

Total current liabilities	8,238	—	8,238	70,362	(3,753)		74,847
Non-current liabilities:
Deferred compensation and other liabilities	—	—	—	1,169	—		1,169
Notes-payable and capital lease obligations, net of current portion	—	—	—	1,000	—		1,000
Bank borrowings, net of current portion	—	—	—	—	55,000	1	55,000
Accrued pension liability	513	—	513	—	—		513
Deferred lease incentives	—	—	—	10,333	—		10,333

Total non-current liabilities	513	—	513	12,502	55,000		68,015
Stockholders’ equity	1,179	—	1,179	116,580	(1,179)	3	116,580

Total liabilities and stockholders’ equity	$9,930	$—	$9,930	$199,444	$50,068		$259,442

(a)	This column represents Wellspring’s balance sheet at December 31, 2006 as presented in the audited financial statements set forth in Exhibit 99.1 of this Current Report on Form 8-K/A.
(b)	This column represents reclassifications to Wellspring’s audited balance sheet to conform to Huron’s presentation.
(c)	This column represents Wellspring’s balance sheet at December 31, 2006 conformed to Huron’s presentation.
(d)	This column represents Huron’s audited consolidated balance sheet at December 31, 2006.
(e)	See accompanying notes to unaudited pro forma financial information.

Huron Consulting Group Inc.

Unaudited Pro Forma Consolidated Statement of Income

For The Year Ended December 31, 2006

(In thousands, except per share amounts)

	Wellspring (a)	Reclassifications (b)	Wellspring Reclassified (c)	Huron (d)	Pro-Forma Adjustments (e)	Note (e)	Pro Forma Consolidated
Revenues and reimbursable expenses:
Revenues	$51,825	$(382)	$50,985	$288,588	$—		$339,573
		(458)
Reimbursable expenses	—	382	382	33,330	—		33,712

Total revenues and reimbursable expenses	51,825	(458)	51,367	321,918	—		373,285
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	32,903	(382)	30,383	163,569	(1,814)	4	192,138
		(2,138)
Intangible assets amortization	—	—	—	2,207	4,700	5	6,907
Reimbursable expenses	—	382	382	33,506	—		33,888

Total direct costs and reimbursable expenses	32,903	(2,138)	30,765	199,282	2,886		232,933
Operating expenses:
Selling, general and administrative	8,060	2,138	9,914	65,926	(574)	4	74,666
		(284)			(600)	6
Depreciation and amortization	—	284	284	9,201	3,383	5	12,868
Principal incentives	16,069	—	16,069	—	(16,069)	4	—
Retirement plan provisions	1,950	—	1,950	—	(1,950)	7	—

Total operating expenses	26,079	2,138	28,217	75,127	(15,810)		87,534

Operating income	(7,157)	(458)	(7,615)	47,509	12,924		52,818
Other income (expense)	—	458	458	(687)	(3,245)	8	(3,474)

Income before provision for income taxes	(7,157)	—	(7,157)	46,822	9,679		49,344
Provision (benefit) for income taxes	(82)	—	(82)	20,133	1,114	9	21,165

Net income	$(7,075)	$—	$(7,075)	$26,689	$8,565		$28,179

Earnings per share:
Basic				$1.63			$1.72
Diluted				$1.54			$1.63

Weighted average shares used in calculating earnings per share:
Basic				16,359			16,359
Diluted				17,317			17,317

(a)	This column represents Wellspring’s income statement for the year ended December 31, 2006 as presented in the audited financial statements set forth in Exhibit 99.1 of this Current Report on Form 8-K/A.
(b)	This column represents reclassifications to Wellspring’s audited income statement to conform to Huron’s presentation.
(c)	This column represents Wellspring’s income statement at December 31, 2006 conformed to Huron’s presentation.
(d)	This column represents Huron’s audited consolidated income statement at December 31, 2006.
(e)	See accompanying notes to unaudited pro forma financial information.

Huron Consulting Group Inc.

Notes to Unaudited Pro Forma Financial Information

(1)	This adjustment is to record the funding of the acquisition, which consisted of the following (in thousands):

Cash paid at closing	$9,700
Borrowings	55,000
Working capital adjustment accrual	3

Total purchase price	$64,703

On January 2, 2007, the Company borrowed $55.0 million under its bank credit agreement to fund the acquisition of Wellspring. Such borrowings bear a current interest rate of 5.9%. Also, pursuant to the stock purchase agreement, the purchase price will include a working capital adjustment.

(2)	The purchase price was allocated, based on a preliminary valuation, as follows (in thousands):

Net assets purchased	$6,062
Liabilities assumed	(4,995)
Customer contracts	4,700
Customer relationships	3,900
Tradename	2,100
Non-competition agreements	2,300
Goodwill	50,636

Total	$64,703

(3)	This adjustment is to eliminate the assets and liabilities that the Company did not acquire or assume.

(4)	This adjustment is to reverse incentives paid by Wellspring to its principals and employees relating to the acquisition.

(5)	This adjustment is to record estimated amortization expense for identifiable intangible assets, calculated as follows (in thousands):

Intangible Asset	Value	Estimated Useful Life	2006 Amortization
Customer contracts	$4,700	9 months	$4,700

Customer relationships	$3,900	24 months	$1,950
Tradename	$2,100	24 months	1,050
Non-competition agreements	$2,300	72 months	383

			$3,383

(6)	This adjustment is to reverse legal and accounting fees incurred by Wellspring relating to the acquisition.

Huron Consulting Group Inc.

Notes to Unaudited Pro Forma Financial Information (continued)

(7)	This adjustment is to reverse retirement plan provision, which was terminated post-acquisition.

(8)	This adjustment is to record interest expense relating to borrowings of $55.0 million on the acquisition date, calculated as follows (in thousands):

Borrowings	$55,000
Interest rate	5.9%

Interest expense	$3,245

(9)	This adjustment is to record the income tax effect of the afore-mentioned pro forma adjustments and also to record an income tax provision as if Wellspring had filed its income tax returns on a consolidated basis with the Company, calculated as follows (in thousands):

Incentives reversal (see note 4 above)	$(18,457)
Intangible assets amortization expense (see note 5 above)	8,083
Legal and accounting fees reversal (see note 6 above)	(600)
Pension plan provision reversal (see note 7 above)	(1,950)
Interest expense (see note 8 above)	3,245
Loss before taxes, before pro forma adjustments	7,157

Subtotal (income)/expense	(2,522)
Tax rate	40.9%

Provision for taxes	1,032
Tax benefit accrued on Wellspring’s income statement	(82)

Additional pro forma tax provision accrual	$1,114